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                                                                    EXHIBIT 23-B

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Technologies Inc.(the "Company") of our report dated April 8, 1997, relating to the consolidated financial statements for the year ended December 31, 1996, which appears in the Company's 1998 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998.


                                        BROWN GRAHAM AND COMPANY P.C.


                                        /s/ BROWN GRAHAM AND COMPANY P.C.
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Georgetown, Texas
March 1, 2000